Exhibit 21.1

Subsidiaries of the Company

Riverbed Technology Limited (UK)

Riverbed Technology Sarl (France)

Riverbed Technology Pte. Ltd. (Singapore)

Riverbed Technology GmbH (Germany)

Riverbed Technology Pty Ltd. (Australia)

Riverbed Technology Korea, Inc. (Korea)

Riverbed Technology Limited (Hong Kong)

Riverbed Technology K.K. (Japan)

Riverbed Technology B.V. (Netherlands)

Riverbed Technology India Private Limited (India)

Riverbed Technology International, Inc. (Delaware)

Riverbed Technology AG (Switzerland)

Riverbed Technology SL (Spain)

Riverbed Technology Canada LTD (Canada)

Riverbed Technology South Africa (Proprietary) Limited (South Africa)

Riverbed Technology S.r.l. (Italy)

Riverbed Technology Limited (New Zealand)

Riverbed Technology AB (Sweden)

Riverbed Technology Sdn. Bhd. (Malaysia)

Riverbed Technology S. de R.L. de C.V. (Mexico)

Riverbed Technology FZ-LLC (Dubai)

Riverbed Tecnologia De Informacao Ltda (Brazil)

Riverbed Technology Sp. z o.o. (Poland)

Riverbed Technology Ltd. (Thailand)

Riverbed Technology Ltd. (Israel)

Riverbed Technology LLC (Russia)

Riverbed Technology S.R.L. (Argentina)

Riverbed Technology GmbH (Austria)

Riverbed Technology (Beijing) Limited

Riverbed Technology S A S (Colombia)

PT Riverbed Technology (Indonesia)